Exhibit 99.1

THERAVANCE, INC. 2004 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase shares of the Common Stock of Theravance, Inc. (the “Company”):

Name of Optionee:	P. Roy Vagelos

Total Number of Shares:	86,694

Type of Option:	Nonstatutory Stock Option

Exercise Price Per Share:	$27.56

Date of Grant:	April 26, 2006

Vesting Schedule:

This option becomes exercisable for the first time on the earlier of the Put Date or January 1, 2008 (as applicable, the “First Exercise Date”) provided you have remained in continuous Service from the Date of Grant through the First Exercise Date.  On the First Exercise Date, this option may be exercised and shall be vested as to that number of Shares subject to the option equal to 1/48th times the number of months that have elapsed from the Date of Grant through the First Exercise Date.  Thereafter, this option may be exercised and shall be vested as to an additional 1/48th of the Shares subject to this option when you complete each month of continuous Service following the First Exercise Date.  The option shall be fully vested and exercisable on the 4-year anniversary of the Date of Grant provided you have remained in continuous service through such date.

Expiration Date:	April 25, 2016. This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

You and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document, and the 2004 Equity Incentive Plan (the “Plan”).

You further agree that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify you by email.

Optionee:	Theravance, Inc.

By:

Title:

Theravance, Inc. 2004 Equity Incentive Plan
Stock Option Agreement

Tax Treatment	This option is intended to be an incentive stock option under section 422 of the Internal Revenue Code or a nonstatutory stock option, as provided in the Notice of Stock Option Grant.

Vesting

This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant.

This option shall become exercisable in full if you cease Service due to death or Disability (as defined below). Should the exercisability of this option accelerate as a result of your death or Disability prior to the First Exercise Date, the right to exercise this option shall be deferred until the First Exercise Date.

This option shall become exercisable in full if not assumed or a new option substituted pursuant to Section 8(b)(ii) or (iii) of the Plan. In addition, this option becomes exercisable in full if the Company is subject to a “Change in Control” (as defined in the Plan) before your Service terminates, and you are subject to an Involuntary Termination (as defined below) within 3 months prior or 24 months after the Change in Control.  Should the exercisability of this option accelerate as a result of the occurrence of a Change in Control prior to the First Exercise Date, the right to exercise this option shall be deferred as to the additional shares until the First Exercise Date, provided and only if this option is assumed by the surviving corporation or its parent or the surviving corporation or its parent substitutes its own option for this option.

For purposes of this Agreement, “Cause” shall mean (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use causes material harm to the Company, (ii) conviction of a felony under the laws of the United States or any state thereof, (iii) gross negligence or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from the Board of Directors.

For purposes of this Agreement, “Involuntary Termination” means the termination of your Service by reason of:

(a)    an involuntary dismissal or discharge by the Company for reasons other than for Cause; or

(b)   your voluntary resignation following (i) a change in your position with the Company (or Parent or Subsidiary employing you) which materially reduces your level of responsibility, (ii) a reduction in your level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) or (iii) a relocation of your workplace more than fifty miles away from the workplace designated by the Company on your initial date of service, provided and only if such change, reduction or relocation is effected by the Company without your consent.

For purposes of this Agreement, “Put Date” shall mean the day after the final day of the Put Period, as such term is defined in the Restated Certificate of Incorporation of Theravance, Inc. or, if earlier, the consummation of a Qualified Change in Control as defined in the Restated Certificate of Incorporation of Theravance, Inc.

For purposes of this Agreement, “Service” means your service as an Employee, Outside Director or Consultant.

This option will in no event become exercisable for additional shares after your Service has terminated for any reason except as set forth above.

Term

This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant.  (It will expire earlier if your Service terminates, as described below.)  You may exercise this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before your Service terminated (giving effect where necessary to any deferred acceleration occurring under the heading “Vesting” above).

Regular Termination

If your Service terminates for any reason except death or Disability, then this option will expire at the close of business at Company headquarters on the date three months after the later of your termination date or the First Exercise Date.  The Company determines when your Service terminates for this purpose.

Death

If you die before your Service terminates, then this option will expire at the close of business at Company headquarters on the later of the date that is 3 months after the First Exercise Date or 12 months after the date of death.

Disability

If your Service terminates because of your Disability, then this option will expire at the close of business at Company headquarters on the later of the date that is 3 months after the First Exercise Date or 12 months after your termination date.

For all purposes under this Agreement, “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence and Part-Time Work

For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing.  But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave.  If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form.  Your notice must specify how many shares you wish to purchase.  Your notice must also specify how your shares should be registered.  The notice will be effective when the Company receives it.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option exercise price for the shares that you are purchasing.  To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

•      Your personal check, a cashier’s check or a money order.

•      Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company.  The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price.  Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you.  However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

•      Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes.  (The balance of the sale proceeds, if any, will be delivered to you.)  The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

•      Irrevocable directions to a securities broker or lender approved by the Company to pledge option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the option exercise price and any withholding taxes.  The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Withholding Taxes and Stock Withholding

You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise.  With the Company’s consent, these arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option.  The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on Resale

You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.  This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option

Prior to your death, only you may exercise this option.  You cannot transfer or assign this option.  For instance, you may not sell this option or use it as security for a loan.  If you attempt to do any of these things, this option will immediately become invalid.  You may, however, dispose of this option in your will or a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Retention Rights

Your option or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company in any capacity.  The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price.  No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option.  Any prior agreements, commitments or negotiations concerning this option are superseded.  This Agreement may be amended only by another written agreement between the parties.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.